Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements (Form S-3 No. 333-217636 and Form S-8 Nos. 333-90976, 333-108467, 333-180976, 333-197737, 333-210376, 333-217634 and 333-236036) of Centene Corporation of our report dated February 26, 2020, relating to the financial statements of WellCare Health Plans, Inc. and subsidiaries, and the effectiveness of WellCare Health Plans, Inc. and subsidiaries internal control over financial reporting, appearing in this Current Report on Form 8-K dated February 26, 2020.

/s/ Deloitte & Touche LLP

Tampa, FL

February 26, 2020